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                                                                   EXHIBIT 99(A)

                                                                   Page 23 of 29

                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

     Each of the undersigned hereby agrees that Amendment No. 3 to Schedule 13G filed on the date hereof with respect to the shares of Common Stock of Wireless Facilities, Inc. has been filed on behalf of the undersigned.

SIGNATURE:

     Dated: February 7, 2003

Entities:

Oak Investment Partners IX, Limited Partnership
Oak Associates IX, LLC
Oak IX Affiliates Fund - A, Limited Partnership
Oak IX Affiliates Fund, Limited Partnership
Oak IX Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation

                                              By:    /s/ Edward F. Glassmeyer
                                                   -----------------------------
                                                      Edward F. Glassmeyer, as
                                                      General Partner or
                                                      Managing Member or as
                                                      Attorney-in-fact for the
                                                      above-listed entities

Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod


                                              By:    /s/ Edward F. Glassmeyer
                                                   -----------------------------
                                                      Edward F. Glassmeyer,
                                                      Individually and as
                                                      Attorney-in-fact for the
                                                      above-listed individuals